AMENDMENT TO EMPLOYMENT AGREEMENT


     THIS IS AN AMENDMENT, dated November 16, 1998, to an Employment Agreement dated October 1, 1998 (the "Agreement") by and between CRITICARE SYSTEMS, INC., a Delaware corporation ("Criticare"), and GLORIA NAJERA ("Employee").

                                    AGREEMENT

     1.     The  Agreement is hereby amended by adding the following provisions:

     Arbitration.  Any  controversy or claims arising out of or relating to this
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Agreement  in  accordance  with the Commercial Arbitration Rules of the American
Arbitration Association in Waukesha County, Wisconsin, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. If the parties cannot agree on the choice of a single arbitrator within 15 days after receipt of a notice of arbitration, then the parties shall contact the chairperson of the Alternative Dispute Resolution section of the Wisconsin Bar, who shall select an independent arbitrator, and the arbitration shall be decided by such independent arbitrator. Each of the parties reserves the right to file with a court of competent jurisdiction an application for temporary or preliminary injunctive relief or a temporary protective order on the grounds that the arbitration award to which the applicant may be entitled may be rendered effective in the absence of such relief. The arbitration award shall be in writing, and shall specify the factual and legal bases for the award. The losing party shall pay all costs and expenses associated with the arbitration proceeding.

     2.     The  Agreement is further amended by adding the following provision:
"In the event Employee is terminated without Cause or in the event of a Change in Control of the Company as those terms are defined in the Agreement, stock options held by Employee shall become immediately exercisable without regard to vesting and/or applicable benchmarks. In the event of a sale or exchange of assets or stock anticipated to constitute a Change in Control, the Company agrees that it shall make provisions for the conversion or exchange of shares to be received upon the exercise of such options for the consideration to be received by stockholders of the Company generally; provided, however, that Employee may be required to provide to the Company an irrevocable notice of exercise a reasonable period of time prior to the actual closing date to facilitate such exchange.

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     3.     The  Agreement  in  all  other  respects  is not amended but remains unchanged and the parties thereto continue to be legally bound by the provisions thereof as amended hereby.

                              CRITICARE  SYSTEMS,  INC.

                              BY  /s/  Joseph  M.  Siekierski
                                  ---------------------------
                                     Its  Vice  President  -  Finance
                                          ---------------------------


                              /s/  Gloria  Najera
                              -------------------
                              Gloria  Najera

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